Bank of Hawaii Corporation First Quarter 2014 Financial Results

•	Diluted Earnings Per Share $0.87

•	Net Income $38.6 Million

•	Board of Directors Declares Dividend of $0.45 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 21, 2014) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.87 for the first quarter of 2014, down from $0.88 in the previous quarter and up from $0.81 in the same quarter last year. Net income for the first quarter of 2014 was $38.6 million, a decrease of $0.5 million compared with net income of $39.1 million in the fourth quarter of 2013, and up $2.6 million from net income of $36.0 million in the first quarter of 2013.

Loan and lease balances increased to $6.2 billion at March 31, 2014, up 1.9 percent from December 31, 2013 and 7.4 percent compared with March 31, 2013. Deposit growth remained strong during the quarter, increasing 1.1 percent from December 31, 2013 and 7.0 percent from March 31, 2013. The net interest margin increased to 2.87 percent during the first quarter of 2014 compared with 2.85 percent in the previous quarter and 2.82 percent in the same quarter last year.

"Bank of Hawaii Corporation had a good start in 2014 with solid performance in the first quarter," said Peter S. Ho, Chairman, President, and CEO. “Our balance sheet remains strong and we maintained our disciplined approach to risk and capital management. Our loan and deposit balances continued to grow during the quarter and we are continuing to see the benefits of our expense initiatives.”

The return on average assets for the first quarter of 2014 was 1.12 percent, unchanged from the previous quarter and up from 1.08 percent in the same quarter last year. The return on average equity for the first quarter of 2014 was 15.15 percent compared with 15.36 percent in the fourth quarter of 2013 and 14.10 percent in the first quarter of 2013. The efficiency ratio during the first quarter of 2014 was 60.54 percent compared with 59.99 percent in the previous quarter and 61.90 percent in the same quarter last year.

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Bank of Hawaii Corporation First Quarter 2014 Financial Results Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the first quarter of 2014 was $96.1 million, up $1.3 million from net interest income of $94.8 million in the fourth quarter of 2013, and up $5.1 million from net interest income of $91.0 million in the first quarter of 2013. Analyses of the changes in net interest income are included in Tables 8a and 8b.

The net interest margin was 2.87 percent for the first quarter of 2014, an increase of 2 basis points compared with the net interest margin of 2.85 percent in the fourth quarter of 2013, and a 5 basis point increase from 2.82 percent in the first quarter of 2013.

Noninterest income was $44.8 million for the first quarter of 2014, a decrease of $0.5 million compared with noninterest income of $45.3 million in the fourth quarter of 2013, and a decrease of $3.0 million compared with noninterest income of $47.8 million in the first quarter of 2013. Noninterest income included a gain of $2.0 million resulting from the sale of 22,000 Visa Class B shares (9,253 Class A equivalents) during the first quarter of 2014. The Company also contributed 5,500 Visa Class B shares to the Bank of Hawaii Foundation. The contribution had no impact on noninterest expense; however, the contribution did favorably impact the effective tax rate for the first quarter of 2014. As of March 31, 2014, the Company has 482,114 Visa Class B shares remaining (202,777 Class A equivalents). Noninterest income in the first quarter of 2014 included mortgage banking revenue of $2.0 compared with mortgage banking revenue of $2.8 million in the previous quarter and $6.4 million in the same quarter last year.

Noninterest expense was $83.5 million in the first quarter of 2014, up $1.1 million from noninterest expense of $82.4 million in the fourth quarter of 2013, and down $0.8 million from noninterest expense of $84.4 million in the same quarter last year. Noninterest expense in the first quarter of 2014 included seasonal payroll-related expenses resulting from annual payments from the Company’s incentive compensation plans and higher payroll taxes, and a $0.7 million increase in operating losses. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The effective tax rate for the first quarter of 2014 was 29.13 percent compared with 28.96 percent in the previous quarter and 30.74 percent during the same quarter last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Results for the business segments are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Table 13.

Asset Quality

The Company’s overall asset quality remained stable during the first quarter of 2014. Total non-performing assets decreased to $37.0 million at March 31, 2014, down $2.6 million from non-performing assets of $39.7 million at December 31, 2013 and down $1.3 million from non-performing assets of $38.4 million at March 31, 2013. As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.60 percent at the end of the first quarter of 2014, down from 0.65 percent at the end of the fourth quarter of 2013, and down from 0.66 percent at the end of the first quarter last year. Non-performing assets remain above historical levels due to the lengthy judicial foreclosure process for residential mortgage loans.

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Accruing loans and leases past due 90 days or more were $9.7 million at March 31, 2014, down from $9.9 million at December 31, 2013 and $11.7 million at March 31, 2013. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $44.5 million at March 31, 2014 and primarily comprised of residential mortgages with lowered monthly payments to accommodate the borrowers’ financial needs for a period of time. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

Net loan and lease charge-offs during the first quarter of 2014 were $1.3 million or 0.09 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $4.0 million were partially offset by recoveries of $2.7 million. Net charge-offs in the fourth quarter of 2013 were $8.2 million, or 0.54 percent annualized of total average loans and leases outstanding, and were comprised of $10.4 million in charge-offs partially offset by recoveries of $2.2 million. Net charge-offs during the first quarter of 2013 were $2.0 million, or 0.14 percent annualized of total average loans and leases outstanding, and were comprised of $5.3 million in charge-offs partially offset by recoveries of $3.3 million.

The allowance for loan and lease losses was $114.1 million at March 31, 2014, down $1.3 million from the allowance for loan and lease losses of $115.5 million at December 31, 2013 and down $12.8 million from the allowance for loan and lease losses of $126.9 million at March 31, 2013. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.84 percent at March 31, 2014, a decrease of 5 basis points from the previous quarter and down 35 basis points from the same quarter last year. The reserve for unfunded commitments at March 31, 2014 was $6.0 million, down from $6.1 million at December 31, 2013 and up from $5.4 million at March 31, 2013. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets were $14.26 billion at March 31, 2014, up from $14.08 billion at December 31, 2013 and $13.53 billion at March 31, 2013. Average total assets were $14.03 billion during the first quarter of 2014, an increase from average total assets of $13.86 billion during the previous quarter and average total assets of $13.56 billion during the same quarter last year.

The investment securities portfolio was $6.97 billion at March 31, 2014, down from $6.99 billion at December 31, 2013, and up from $6.89 billion at March 31, 2013. The portfolio remains largely comprised of securities issued by U. S. government agencies and included $4.78 billion in securities held to maturity and $2.19 billion in securities available for sale at March 31, 2014.

Total loans and leases were $6.21 billion at March 31, 2014, up from $6.10 billion at December 31, 2013 and $5.78 billion at March 31, 2013. Average total loans and leases were $6.10 billion during the first quarter of 2014, up from $6.05 billion during the fourth quarter of 2013, and up from $5.80 billion during the same quarter last year.

The commercial loan portfolio was $2.57 billion at the end of the first quarter of 2014, up 1.7 percent from commercial loans of $2.53 billion at the end of the fourth quarter of 2013 and up 10.6 percent from commercial loans of $2.33 billion at the end of the same quarter last year. Adjusted for a lessee’s exercise of the early buy-out option on an aircraft leveraged lease during the first quarter of 2014, commercial loans would have been up 2.5 percent compared to the previous quarter.

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Bank of Hawaii Corporation First Quarter 2014 Financial Results Page 4

Consumer loans were $3.64 billion at the end of the first quarter of 2014, up 2.0 percent from consumer loans of $3.57 billion at the end of the fourth quarter of 2013 and up from $3.46 billion at the end of the same quarter last year. Loan and lease portfolio balances, including the higher risk loans and leases outstanding, are summarized in Table 10.

Total deposits increased to $12.04 billion at March 31, 2014 compared with $11.91 billion at December 31, 2013 and $11.25 billion at March 31, 2013. Average total deposits were $11.81 billion during the first quarter of 2014, up from $11.57 billion during the previous quarter and $11.29 billion during the same quarter last year. Consumer deposits increased 2.2 percent from the previous quarter and 6.3 percent compared with the first quarter last year. Commercial deposits were down 1.5 percent from the previous quarter due to a decline in savings deposits and were up 5.2 percent compared with the first quarter last year. Other deposits increased 5.5 percent from the previous quarter and 17.9 percent compared with the same quarter last year. Deposit balances are summarized in Tables 7 and 10.

Long-term debt was $174.7 million at March 31, 2014, essentially unchanged from December 31, 2013 and down slightly from $177.4 million at March 31, 2013. The Company maintains long-term debt primarily for asset/liability management purposes.

During the first quarter of 2014, the Company repurchased 214.5 thousand shares of common stock at a total cost of $12.5 million under its share repurchase program. The average cost was $58.23 per share repurchased. From April 1 through April 17, 2014, the Company repurchased an additional 45.5 thousand shares of common stock at an average cost of $59.03 per share. From the beginning of the share repurchase program initiated during July 2001 through March 31, 2014, the Company has repurchased 51.1 million shares and returned over $1.8 billion to shareholders at an average cost of $36.63 per share. Remaining buyback authority under the share repurchase program was $21.5 million at March 31, 2014.

Total shareholders’ equity increased to $1.03 billion at March 31, 2014, up from $1.01 billion at December 31, 2013 and up slightly from March 31, 2013. The ratio of tangible common equity to risk-weighted assets was 15.51 percent at the end of the first quarter of 2014, compared with 15.49 percent at the end of the fourth quarter of 2013, and 17.04 percent at the end of the first quarter last year. The Tier 1 leverage ratio at March 31, 2014 was 7.06 percent compared with 7.07 percent at December 31, 2013, and 6.90 percent at March 31, 2013.

The Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares. The dividend will be payable on June 13, 2014 to shareholders of record at the close of business on May 30, 2014.

Hawaii Economy

General economic conditions in Hawaii remain positive, led by a healthy tourism industry, a growing construction industry, relatively low unemployment, and rising real estate prices. For the first two months of 2014, total visitor arrivals decreased 2.1 percent and visitor spending decreased 2.8 percent compared to the same period in 2013. Following a record level of visitor arrivals in 2013, the current visitor numbers and spending still reflect a healthy tourism industry despite the year-over-year decline. The statewide seasonally-adjusted unemployment rate was at 4.5 percent in March 2014, compared to 6.7 percent nationally. For the first quarter of 2014, the volume of single-family home sales on Oahu increased 1.9 percent compared with the same period

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in 2013 and the volume of condominium sales on Oahu increased 1.7 percent compared with the same period in 2013. The median price of single-family home sales on Oahu was 9.2 percent higher for the first three months of 2014 compared to the same period in 2013, while the median price of condominium sales on Oahu was 1.5 percent higher compared to the same period in 2013. As of March 31, 2014, months of inventory of single-family homes and condominiums on Oahu remained low at approximately 2.6 months and 3.2 months, respectively. More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its first quarter financial results today at 6:00 p.m. Eastern Time (12:00 p.m. Hawaii Time). The conference call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com. Conference call participants located in the United States or Canada should dial 1 (800) 708-4540. All other international conference call participants should dial 1 (847) 619-6397. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning on Monday, April 21, 2014 by dialing 1 (888) 843-7419 in the United States or Canada and 1 (630) 652-3042 from other international locations. Enter the pass code number 36975883# when prompted. A replay of the conference call will also be available via the Investor Relations link on the Company’s website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers, and governments, in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights			Table 1a
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2014	2013	2013
For the Period:
Operating Results
Net Interest Income	$93,233	$92,120	$88,560
Provision for Credit Losses	-	-	-
Total Noninterest Income	44,768	45,278	47,778
Total Noninterest Expense	83,547	82,424	84,387
Net Income	38,592	39,055	35,980
Basic Earnings Per Share	0.87	0.88	0.81
Diluted Earnings Per Share	0.87	0.88	0.81
Dividends Declared Per Share	0.45	0.45	0.45

Performance Ratios
Return on Average Assets	1.12%	1.12%	1.08%
Return on Average Shareholders' Equity	15.15	15.36	14.10
Efficiency Ratio [1]	60.54	59.99	61.90
Net Interest Margin [2]	2.87	2.85	2.82
Dividend Payout Ratio [3]	51.72	51.14	55.56
Average Shareholders' Equity to Average Assets	7.36	7.28	7.63

Average Balances
Average Loans and Leases	$6,104,041	$6,053,607	$5,803,503
Average Assets	14,033,949	13,864,914	13,557,358
Average Deposits	11,814,548	11,571,905	11,287,485
Average Shareholders' Equity	1,033,413	1,008,813	1,034,843

Per Share of Common Stock
Book Value	$23.14	$22.75	$22.87
Tangible Book Value	22.43	22.04	22.17
Market Value
Closing	60.61	59.14	50.81
High	61.36	59.92	50.91
Low	54.16	53.16	44.88

	March 31,	December 31,	March 31,
	2014	2013	2013
As of Period End:
Balance Sheet Totals
Loans and Leases	$6,209,857	$6,095,387	$5,782,969
Total Assets	14,263,118	14,084,280	13,525,667
Total Deposits	12,044,473	11,914,656	11,251,860
Long-Term Debt	174,695	174,706	177,427
Total Shareholders' Equity	1,028,904	1,011,976	1,026,104

Asset Quality
Allowance for Loan and Lease Losses	$114,126	$115,454	$126,878
Non-Performing Assets	37,048	39,650	38,374

Financial Ratios
Allowance to Loans and Leases Outstanding	1.84%	1.89%	2.19%
Tier 1 Capital Ratio	15.47	15.55	16.12
Total Capital Ratio	16.73	16.81	17.38
Tier 1 Leverage Ratio	7.06	7.07	6.90
Total Shareholders' Equity to Total Assets	7.21	7.19	7.59
Tangible Common Equity to Tangible Assets [4]	7.01	6.98	7.37
Tangible Common Equity to Risk-Weighted Assets [4]	15.51	15.49	17.04

Non-Financial Data
Full-Time Equivalent Employees	2,181	2,196	2,269
Branches and Offices	74	74	75
ATMs	458	466	489

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 1b “Reconciliation of Non-GAAP Financial Measures."

	Bank of Hawaii Corporation and Subsidiaries
	Reconciliation of Non-GAAP Financial Measures			Table 1b
		March 31,	December 31,	March 31,
	(dollars in thousands)	2014	2013	2013

	Total Shareholders' Equity	$1,028,904	$1,011,976	$1,026,104
Less:	Goodwill	31,517	31,517	31,517
	Intangible Assets	-	-	21
	Tangible Common Equity	$997,387	$980,459	$994,566

	Total Assets	$14,263,118	$14,084,280	$13,525,667
Less:	Goodwill	31,517	31,517	31,517
	Intangible Assets	-	-	21
	Tangible Assets	$14,231,601	$14,052,763	$13,494,129

	Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$6,430,987	$6,330,532	$5,836,354

	Total Shareholders' Equity to Total Assets	7.21%	7.19%	7.59%
	Tangible Common Equity to Tangible Assets (Non-GAAP)	7.01%	6.98%	7.37%

	Tier 1 Capital Ratio	15.47%	15.55%	16.12%
	Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)	15.51%	15.49%	17.04%

Bank of Hawaii Corporation and Subsidiaries
Net Significant Items			Table 2
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2014	2013	2013
Investment Securities Gains, Net	$2,160	$—	$—
Decrease in Allowance for Loan and Lease Losses	1,328	8,225	1,979
Separation Expense	(549)	(394)	(1,475)
Operating Losses	(730)	-	-
Significant Items Before the Provision (Benefit) for Income Taxes	2,209	7,831	504
Release of Tax Reserve	(1,249)	-	-
Income Tax Impact	866	2,741	176
Net Significant Items	$2,592	$5,090	$328

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2014	2013	2013
Interest Income
Interest and Fees on Loans and Leases	$63,526	$63,809	$62,820
Income on Investment Securities
Available-for-Sale	10,760	10,608	15,851
Held-to-Maturity	27,889	26,882	19,854
Deposits	3	3	3
Funds Sold	137	105	59
Other	302	302	284
Total Interest Income	102,617	101,709	98,871
Interest Expense
Deposits	2,358	2,418	2,646
Securities Sold Under Agreements to Repurchase	6,397	6,530	7,005
Funds Purchased	3	8	22
Short-Term Borrowings	-	2	-
Long-Term Debt	626	631	638
Total Interest Expense	9,384	9,589	10,311
Net Interest Income	93,233	92,120	88,560
Provision for Credit Losses	-	-	-
Net Interest Income After Provision for Credit Losses	93,233	92,120	88,560
Noninterest Income
Trust and Asset Management	11,852	12,240	11,886
Mortgage Banking	2,005	2,823	6,411
Service Charges on Deposit Accounts	8,878	9,326	9,301
Fees, Exchange, and Other Service Charges	12,939	12,670	11,934
Investment Securities Gains, Net	2,160	-	-
Insurance	2,123	2,295	2,325
Bank-Owned Life Insurance	1,602	1,895	1,297
Other	3,209	4,029	4,624
Total Noninterest Income	44,768	45,278	47,778
Noninterest Expense
Salaries and Benefits	46,897	43,643	48,675
Net Occupancy	9,417	9,602	9,635
Net Equipment	4,603	4,837	4,577
Data Processing	3,649	3,827	3,266
Professional Fees	2,260	2,669	2,226
FDIC Insurance	2,076	1,954	1,949
Other	14,645	15,892	14,059
Total Noninterest Expense	83,547	82,424	84,387
Income Before Provision for Income Taxes	54,454	54,974	51,951
Provision for Income Taxes	15,862	15,919	15,971
Net Income	$38,592	$39,055	$35,980
Basic Earnings Per Share	$0.87	$0.88	$0.81
Diluted Earnings Per Share	$0.87	$0.88	$0.81
Dividends Declared Per Share	$0.45	$0.45	$0.45
Basic Weighted Average Shares	44,193,267	44,223,281	44,545,092
Diluted Weighted Average Shares	44,420,349	44,496,313	44,686,632

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income			Table 4
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2014	2013	2013
Net Income	$38,592	$39,055	$35,980
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	6,271	(6,006)	(9,641)
Defined Benefit Plans	156	7,694	78
Total Other Comprehensive Income (Loss)	6,427	1,688	(9,563)

Comprehensive Income	$45,019	$40,743	$26,417

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	March 31,	December 31,	March 31,
(dollars in thousands)	2014	2013	2013
Assets
Interest-Bearing Deposits	$4,085	$3,617	$4,840
Funds Sold	382,154	271,414	130,734
Investment Securities
Available-for-Sale	2,188,064	2,243,697	3,290,850
Held to Maturity (Fair Value of $4,774,032; $4,697,587; and $3,679,208)	4,777,494	4,744,519	3,597,810
Loans Held for Sale	2,437	6,435	24,015
Loans and Leases	6,209,857	6,095,387	5,782,969
Allowance for Loan and Lease Losses	(114,126)	(115,454)	(126,878)
Net Loans and Leases	6,095,731	5,979,933	5,656,091
Total Earning Assets	13,449,965	13,249,615	12,704,340
Cash and Noninterest-Bearing Deposits	159,079	188,715	147,796
Premises and Equipment	107,323	108,636	104,844
Accrued Interest Receivable	46,431	43,930	46,183
Foreclosed Real Estate	3,450	3,205	3,318
Mortgage Servicing Rights	27,378	28,123	26,540
Goodwill	31,517	31,517	31,517
Other Assets	437,975	430,539	461,129
Total Assets	$14,263,118	$14,084,280	$13,525,667

Liabilities
Deposits
Noninterest-Bearing Demand	$3,679,410	$3,681,128	$3,336,406
Interest-Bearing Demand	2,378,414	2,355,608	2,127,550
Savings	4,515,026	4,560,150	4,451,143
Time	1,471,623	1,317,770	1,336,761
Total Deposits	12,044,473	11,914,656	11,251,860
Funds Purchased	9,982	9,982	66,296
Short-Term Borrowings	375	-	-
Securities Sold Under Agreements to Repurchase	797,213	770,049	748,718
Long-Term Debt	174,695	174,706	177,427
Retirement Benefits Payable	35,111	34,965	47,423
Accrued Interest Payable	5,743	4,871	5,772
Taxes Payable and Deferred Taxes	45,811	34,907	93,906
Other Liabilities	120,811	128,168	108,161
Total Liabilities	13,234,214	13,072,304	12,499,563
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: March 31, 2014 - 57,620,212 / 44,467,593;
December 31, 2013 - 57,480,846 / 44,490,385;
and March 31, 2013 - 57,465,782 / 44,861,335)	573	572	572
Capital Surplus	524,912	522,505	517,327
Accumulated Other Comprehensive Income (Loss)	(25,396)	(31,823)	19,645
Retained Earnings	1,170,068	1,151,754	1,098,674
Treasury Stock, at Cost (Shares: March 31, 2014 - 13,152,619; December 31, 2013 - 12,990,461;
and March 31, 2013 - 12,604,447)	(641,253)	(631,032)	(610,114)
Total Shareholders' Equity	1,028,904	1,011,976	1,026,104
Total Liabilities and Shareholders' Equity	$14,263,118	$14,084,280	$13,525,667

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
	Common			hensive
	Shares	Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2013	44,490,385	$572	$522,505	$(31,823)	$1,151,754	$(631,032)	$1,011,976
Net Income	-	-	-	-	38,592	-	38,592
Other Comprehensive Income	-	-	-	6,427	-	-	6,427
Share-Based Compensation	-	-	1,808	-	-	-	1,808
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	222,762	1	599	-	(205)	4,063	4,458
Common Stock Repurchased	(245,554)	-	-	-	-	(14,284)	(14,284)
Cash Dividends Paid ($0.45 per share)	-	-	-	-	(20,073)	-	(20,073)
Balance as of March 31, 2014	44,467,593	$573	$524,912	$(25,396)	$1,170,068	$(641,253)	$1,028,904

Balance as of December 31, 2012	44,754,835	$571	$515,619	$29,208	$1,084,477	$(608,210)	$1,021,665
Net Income	-	-	-	-	35,980	-	35,980
Other Comprehensive Loss	-	-	-	(9,563)	-	-	(9,563)
Share-Based Compensation	-	-	1,280	-	-	-	1,280
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	277,927	1	428	-	(1,553)	6,395	5,271
Common Stock Repurchased	(171,427)	-	-	-	-	(8,299)	(8,299)
Cash Dividends Paid ($0.45 per share)	-	-	-	-	(20,230)	-	(20,230)
Balance as of March 31, 2013	44,861,335	$572	$517,327	$19,645	$1,098,674	$(610,114)	$1,026,104

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis									Table 7
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2014			December 31, 2013			March 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$5.7	$—	0.23%	$3.2	$—	0.42%	$4.0	$—	0.32%
Funds Sold	270.5	0.1	0.20	222.8	0.1	0.18	156.4	0.1	0.15
Investment Securities
Available-for-Sale	2,226.4	12.7	2.29	2,274.8	12.4	2.17	3,322.1	18.2	2.19
Held-to-Maturity	4,754.2	28.8	2.42	4,653.4	27.7	2.38	3,578.1	19.8	2.22
Loans Held for Sale	4.2	0.1	4.68	7.8	0.1	5.07	18.3	0.2	3.94
Loans and Leases [1]
Commercial and Industrial	923.8	7.8	3.41	906.3	7.8	3.42	822.9	7.6	3.75
Commercial Mortgage	1,250.0	12.7	4.12	1,237.0	12.4	3.97	1,093.4	11.1	4.10
Construction	97.3	1.1	4.43	115.2	1.3	4.63	115.5	1.4	5.04
Commercial Lease Financing	245.8	1.4	2.33	255.6	1.4	2.14	272.7	1.6	2.41
Residential Mortgage	2,286.9	24.4	4.27	2,284.4	24.8	4.35	2,311.6	25.9	4.49
Home Equity	781.8	7.6	3.97	767.7	7.8	4.04	767.9	7.9	4.16
Automobile	263.3	3.5	5.39	248.9	3.4	5.39	214.1	3.0	5.61
Other [2]	255.1	5.0	7.90	238.5	4.9	8.08	205.4	4.2	8.33
Total Loans and Leases	6,104.0	63.5	4.19	6,053.6	63.8	4.19	5,803.5	62.7	4.36
Other	76.8	0.3	1.57	77.5	0.3	1.55	79.1	0.3	1.44
Total Earning Assets [3]	13,441.8	105.5	3.16	13,293.1	104.4	3.13	12,961.5	101.3	3.14
Cash and Noninterest-Bearing Deposits	142.5			136.8			141.9
Other Assets	449.6			435.0			454.0
Total Assets	$14,033.9			$13,864.9			$13,557.4

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,325.8	0.2	0.03	$2,245.5	0.1	0.03	$2,060.7	0.1	0.03
Savings	4,515.6	1.0	0.09	4,499.5	1.0	0.09	4,408.4	1.0	0.09
Time	1,373.1	1.2	0.37	1,331.2	1.3	0.38	1,512.9	1.5	0.41
Total Interest-Bearing Deposits	8,214.5	2.4	0.12	8,076.2	2.4	0.12	7,982.0	2.6	0.13
Short-Term Borrowings	10.0	-	0.14	28.3	-	0.15	58.1	-	0.15
Securities Sold Under Agreements to Repurchase	794.4	6.4	3.22	832.6	6.6	3.07	756.1	7.0	3.71
Long-Term Debt	174.7	0.6	1.44	174.7	0.6	1.44	157.1	0.7	1.63
Total Interest-Bearing Liabilities	9,193.6	9.4	0.41	9,111.8	9.6	0.41	8,953.3	10.3	0.46
Net Interest Income		$96.1			$94.8			$91.0
Interest Rate Spread			2.75%			2.72%			2.68%
Net Interest Margin			2.87%			2.85%			2.82%
Noninterest-Bearing Demand Deposits	3,600.0			3,495.7			3,305.5
Other Liabilities	206.9			248.6			263.8
Shareholders' Equity	1,033.4			1,008.8			1,034.8
Total Liabilities and Shareholders' Equity	$14,033.9			$13,864.9			$13,557.4

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3]  Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $2,824,000, $2,696,000, and $2,411,000 for the three months ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended March 31, 2014
	Compared to December 31, 2013
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Investment Securities
Available-for-Sale	$(0.3)	$0.6	$0.3
Held-to-Maturity	0.7	0.4	1.1
Loans and Leases
Commercial and Industrial	0.1	(0.1)	-
Commercial Mortgage	0.1	0.2	0.3
Construction	(0.2)	-	(0.2)
Commercial Lease Financing	(0.1)	0.1	-
Residential Mortgage	-	(0.4)	(0.4)
Home Equity	-	(0.2)	(0.2)
Automobile	0.1	-	0.1
Other [2]	0.2	(0.1)	0.1
Total Loans and Leases	0.2	(0.5)	(0.3)
Total Change in Interest Income	0.6	0.5	1.1

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	-	0.1
Time	-	(0.1)	(0.1)
Total Interest-Bearing Deposits	0.1	(0.1)	-
Securities Sold Under Agreements to Repurchase	(0.4)	0.2	(0.2)
Total Change in Interest Expense	(0.3)	0.1	(0.2)

Change in Net Interest Income	$0.9	$0.4	$1.3

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended March 31, 2014
	Compared to March 31, 2013
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Investment Securities
Available-for-Sale	$(6.2)	$0.7	$(5.5)
Held-to-Maturity	7.0	2.0	9.0
Loans Held for Sale	(0.1)	-	(0.1)
Loans and Leases
Commercial and Industrial	0.9	(0.7)	0.2
Commercial Mortgage	1.6	-	1.6
Construction	(0.2)	(0.1)	(0.3)
Commercial Lease Financing	(0.1)	(0.1)	(0.2)
Residential Mortgage	(0.3)	(1.2)	(1.5)
Home Equity	0.1	(0.4)	(0.3)
Automobile	0.6	(0.1)	0.5
Other [2]	1.0	(0.2)	0.8
Total Loans and Leases	3.6	(2.8)	0.8
Total Change in Interest Income	4.3	(0.1)	4.2

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	-	0.1
Time	(0.1)	(0.2)	(0.3)
Total Interest-Bearing Deposits	-	(0.2)	(0.2)
Securities Sold Under Agreements to Repurchase	0.3	(0.9)	(0.6)
Long-Term Debt	-	(0.1)	(0.1)
Total Change in Interest Expense	0.3	(1.2)	(0.9)

Change in Net Interest Income	$4.0	$1.1	$5.1

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits			Table 9
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2014	2013	2013
Salaries	$27,914	$28,636	$29,078
Incentive Compensation	4,231	4,681	3,784
Share-Based Compensation	1,969	1,158	1,136
Commission Expense	1,059	1,222	1,781
Retirement and Other Benefits	4,986	3,183	4,368
Payroll Taxes	3,568	2,091	4,240
Medical, Dental, and Life Insurance	2,621	2,278	2,813
Separation Expense	549	394	1,475
Total Salaries and Benefits	$46,897	$43,643	$48,675

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2014	2013	2013	2013	2013
Commercial
Commercial and Industrial	$955,599	$911,367	$895,040	$875,702	$834,801
Commercial Mortgage	1,284,181	1,247,510	1,203,670	1,160,977	1,104,718
Construction	91,452	107,349	124,230	107,016	117,797
Lease Financing	240,931	262,207	255,550	257,067	269,107
Total Commercial	2,572,163	2,528,433	2,478,490	2,400,762	2,326,423
Consumer
Residential Mortgage	2,305,153	2,282,894	2,282,305	2,252,117	2,275,209
Home Equity	797,341	773,385	765,841	751,790	757,877
Automobile	273,553	255,986	246,704	233,475	220,362
Other [1]	261,647	254,689	233,302	221,008	203,098
Total Consumer	3,637,694	3,566,954	3,528,152	3,458,390	3,456,546
Total Loans and Leases	$6,209,857	$6,095,387	$6,006,642	$5,859,152	$5,782,969

Higher Risk Loans and Leases Outstanding
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2014	2013	2013	2013	2013
Residential Land Loans [2]	$11,086	$11,922	$13,635	$13,708	$13,996
Home Equity Loans [3]	11,846	12,594	12,588	13,578	20,786
Air Transportation [4]	24,969	26,152	26,492	26,436	27,115
Total Higher Risk Loans	$47,901	$50,668	$52,715	$53,722	$61,897

[1] Comprised of other revolving credit, installment, and lease financing.
2 We consider all of our residential land loans, which are consumer loans secured by unimproved lots, to be of higher risk due to the volatility in the value of the underlying collateral.
[3] Higher risk home equity loans are defined as those loans originated in 2005 or later, with current monitoring credit scores below 600, and with original loan-to-value ratios greater than 70%.
4 We consider all of our air transportation leases to be of higher risk due to the weak financial profile of the industry.

Deposits
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2014	2013	2013	2013	2013
Consumer	$5,960,485	$5,829,352	$5,707,125	$5,626,515	$5,607,862
Commercial	4,742,308	4,814,076	4,680,370	4,537,120	4,505,835
Public and Other	1,341,680	1,271,228	1,220,639	1,285,563	1,138,163
Total Deposits	$12,044,473	$11,914,656	$11,608,134	$11,449,198	$11,251,860

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2014	2013	2013	2013	2013
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$11,239	$11,929	$5,295	$4,909	$5,033
Commercial Mortgage	1,421	2,512	2,355	2,772	2,910
Lease Financing	-	-	-	16	-
Total Commercial	12,660	14,441	7,650	7,697	7,943
Consumer
Residential Mortgage	19,003	20,264	20,637	22,876	24,700
Home Equity	1,935	1,740	2,509	2,602	2,413
Total Consumer	20,938	22,004	23,146	25,478	27,113
Total Non-Accrual Loans and Leases	33,598	36,445	30,796	33,175	35,056
Foreclosed Real Estate	3,450	3,205	3,036	3,256	3,318
Total Non-Performing Assets	$37,048	$39,650	$33,832	$36,431	$38,374

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$150	$1,173	$8	$ -	$230
Total Commercial	150	1,173	8	-	230
Consumer
Residential Mortgage	5,729	4,564	7,460	6,876	5,967
Home Equity	2,845	3,009	2,896	2,768	4,538
Automobile	346	322	193	95	241
Other [1]	644	790	841	855	676
Total Consumer	9,564	8,685	11,390	10,594	11,422
Total Accruing Loans and Leases Past Due 90 Days or More	$9,714	$9,858	$11,398	$10,594	$11,652
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$44,473	$51,123	$39,845	$39,154	$30,065
Total Loans and Leases	$6,209,857	$6,095,387	$6,006,642	$5,859,152	$5,782,969

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.54%	0.60%	0.51%	0.57%	0.61%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.60%	0.65%	0.56%	0.62%	0.66%

Ratio of Commercial Non-Performing Assets to Total Commercial
Loans and Leases and Commercial Foreclosed Real Estate	0.53%	0.61%	0.35%	0.37%	0.39%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.64%	0.68%	0.71%	0.80%	0.85%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.75%	0.81%	0.75%	0.80%	0.86%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$39,650	$33,832	$36,431	$38,374	$37,083
Additions	2,491	13,040	3,395	2,647	7,304
Reductions
Payments	(1,855)	(932)	(2,954)	(1,306)	(2,630)
Return to Accrual Status	(1,864)	(2,308)	(1,166)	(1,978)	(1,132)
Sales of Foreclosed Real Estate	(737)	(1,431)	(1,498)	(1,257)	(1,910)
Charge-offs/Write-downs	(637)	(2,551)	(376)	(49)	(341)
Total Reductions	(5,093)	(7,222)	(5,994)	(4,590)	(6,013)
Balance at End of Quarter	$37,048	$39,650	$33,832	$36,431	$38,374

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses			Table 12
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2014	2013	2013
Balance at Beginning of Period	$121,521	$129,747	$134,276
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(819)	(6,828)	(382)
Consumer
Residential Mortgage	(329)	(185)	(1,235)
Home Equity	(351)	(721)	(1,377)
Automobile	(917)	(670)	(575)
Other [1]	(1,622)	(2,039)	(1,730)
Total Loans and Leases Charged-Off	(4,038)	(10,443)	(5,299)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	920	308	438
Commercial Mortgage	14	14	10
Construction	5	8	338
Lease Financing	2	8	11
Consumer
Residential Mortgage	272	828	788
Home Equity	551	246	748
Automobile	445	363	461
Other [1]	501	442	526
Total Recoveries on Loans and Leases Previously Charged-Off	2,710	2,217	3,320
Net Loans and Leases Charged-Off	(1,328)	(8,226)	(1,979)
Provision for Unfunded Commitments	(57)	-	-
Balance at End of Period [2]	$120,136	$121,521	$132,297

Components
Allowance for Loan and Lease Losses	$114,126	$115,454	$126,878
Reserve for Unfunded Commitments	6,010	6,067	5,419
Total Reserve for Credit Losses	$120,136	$121,521	$132,297

Average Loans and Leases Outstanding	$6,104,041	$6,053,607	$5,803,503

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.09%	0.54%	0.14%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.84%	1.89%	2.19%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended March 31, 2014
Net Interest Income	$42,568	$26,771	$2,582	$21,312	$93,233
Provision for Credit Losses	1,456	(61)	(68)	(1,327)	-
Net Interest Income After Provision for Credit Losses	41,112	26,832	2,650	22,639	93,233
Noninterest Income	19,492	6,088	14,343	4,845	44,768
Noninterest Expense	(49,747)	(16,767)	(14,235)	(2,798)	(83,547)
Income Before Provision for Income Taxes	10,857	16,153	2,758	24,686	54,454
Provision for Income Taxes	(4,017)	(5,514)	(1,020)	(5,311)	(15,862)
Net Income	6,840	10,639	1,738	19,375	38,592
Total Assets as of March 31, 2014	$3,717,269	$2,475,163	$183,381	$7,887,305	$14,263,118

Three Months Ended March 31, 2013 [1]
Net Interest Income	$40,703	$24,983	$2,771	$20,103	$88,560
Provision for Credit Losses	2,612	(604)	(21)	(1,987)	-
Net Interest Income After Provision for Credit Losses	38,091	25,587	2,792	22,090	88,560
Noninterest Income	22,924	6,960	14,810	3,084	47,778
Noninterest Expense	(50,857)	(16,512)	(14,183)	(2,835)	(84,387)
Income Before Provision for Income Taxes	10,158	16,035	3,419	22,339	51,951
Provision for Income Taxes	(3,759)	(5,478)	(1,265)	(5,469)	(15,971)
Net Income	6,399	10,557	2,154	16,870	35,980
Total Assets as of March 31, 2013 [1]	$3,563,313	$2,193,088	$188,662	$7,580,604	$13,525,667

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2014	2013	2013	2013	2013
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$63,526	$63,809	$63,918	$62,729	$62,820
Income on Investment Securities
Available-for-Sale	10,760	10,608	12,038	15,073	15,851
Held-to-Maturity	27,889	26,882	24,137	19,189	19,854
Deposits	3	3	3	1	3
Funds Sold	137	105	177	74	59
Other	302	302	301	285	284
Total Interest Income	102,617	101,709	100,574	97,351	98,871
Interest Expense
Deposits	2,358	2,418	2,500	2,579	2,646
Securities Sold Under Agreements to Repurchase	6,397	6,530	6,551	6,751	7,005
Funds Purchased	3	8	4	10	22
Short-Term Borrowings	-	2	-	-	-
Long-Term Debt	626	631	632	671	638
Total Interest Expense	9,384	9,589	9,687	10,011	10,311
Net Interest Income	93,233	92,120	90,887	87,340	88,560
Provision for Credit Losses	-	-	-	-	-
Net Interest Income After Provision for Credit Losses	93,233	92,120	90,887	87,340	88,560
Noninterest Income
Trust and Asset Management	11,852	12,240	11,717	12,089	11,886
Mortgage Banking	2,005	2,823	4,132	5,820	6,411
Service Charges on Deposit Accounts	8,878	9,326	9,385	9,112	9,301
Fees, Exchange, and Other Service Charges	12,939	12,670	12,732	13,133	11,934
Investment Securities Gains, Net	2,160	-	-	-	-
Insurance	2,123	2,295	2,177	2,393	2,325
Bank-Owned Life Insurance	1,602	1,895	1,365	1,335	1,297
Other	3,209	4,029	3,618	4,159	4,624
Total Noninterest Income	44,768	45,278	45,126	48,041	47,778
Noninterest Expense
Salaries and Benefits	46,897	43,643	46,552	45,341	48,675
Net Occupancy	9,417	9,602	9,847	9,661	9,635
Net Equipment	4,603	4,837	4,572	4,380	4,577
Data Processing	3,649	3,827	3,697	3,050	3,266
Professional Fees	2,260	2,669	2,119	2,391	2,226
FDIC Insurance	2,076	1,954	1,913	1,949	1,949
Other	14,645	15,892	14,277	14,409	14,059
Total Noninterest Expense	83,547	82,424	82,977	81,181	84,387
Income Before Provision for Income Taxes	54,454	54,974	53,036	54,200	51,951
Provision for Income Taxes	15,862	15,919	15,332	16,437	15,971
Net Income	$38,592	$39,055	$37,704	$37,763	$35,980

Basic Earnings Per Share	$0.87	$0.88	$0.85	$0.85	$0.81
Diluted Earnings Per Share	$0.87	$0.88	$0.85	$0.85	$0.81

Balance Sheet Totals
Loans and Leases	$6,209,857	$6,095,387	$6,006,642	$5,859,152	$5,782,969
Total Assets	14,263,118	14,084,280	13,848,871	13,733,418	13,525,667
Total Deposits	12,044,473	11,914,656	11,608,134	11,449,198	11,251,860
Total Shareholders' Equity	1,028,904	1,011,976	992,686	986,368	1,026,104

Performance Ratios
Return on Average Assets	1.12%	1.12%	1.09%	1.12%	1.08%
Return on Average Shareholders' Equity	15.15	15.36	15.02	14.64	14.10
Efficiency Ratio [1]	60.54	59.99	61.01	59.96	61.90
Net Interest Margin [2]	2.87	2.85	2.83	2.77	2.82

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends	Table 15
Two Months Ended	Year Ended
($ in millions; jobs in thousands)	February 28, 2014	December 31, 2013	December 31, 2012
Hawaii Economic Trends
State General Fund Revenues [1]	$930.4	(2.3)%	$5,451.3	3.7%	$5,259.1	12.8%
General Excise and Use Tax Revenue [1]	$517.8	0.5%	$2,907.6	2.2%	$2,844.7	9.9%
Jobs [2]	626.4	623.1	619.3

March 31,	December 31,
(spot rates)	2014	2013	2012
Unemployment [3]
Statewide, seasonally adjusted	4.5%	4.7%	5.1%

Oahu	4.0	3.8	4.2
Island of Hawaii	5.9	5.9	6.9
Maui	4.9	4.7	5.2
Kauai	5.3	5.2	6.1

February 28,	December 31,
(percentage change, except months of inventory)	2014	2013	2012
Housing Trends (Single Family Oahu) [4]
Median Home Price	9.8%	4.8%	7.8%
Home Sales Volume (units)	0.9%	4.6%	6.5%
Months of Inventory	2.6	2.7	2.5

Monthly Visitor Arrivals,	Percentage Change
(in thousands)	Not Seasonally Adjusted	from Previous Year
Tourism [5]

February 28, 2014	646.8	(4.3)
January 31, 2014	682.6	0.1
December 31, 2013	722.4	(1.9)
November 30, 2013	620.1	(5.5)
October 31, 2013	636.2	(1.6)
September 30, 2013	594.2	(1.0)
August 31, 2013	748.8	2.5
July 31, 2013	758.0	4.6
June 30, 2013	716.6	5.5
May 31, 2013	645.7	3.7
April 30, 2013	667.0	3.1
March 31, 2013	769.0	7.6
February 28, 2013	675.5	7.8
January 31, 2013	681.9	5.9
December 31, 2012	733.7	6.3
November 30, 2012	651.2	14.5
October 31, 2012	640.7	8.6
September 30, 2012	595.0	6.1
August 31, 2012	725.6	11.0
July 31, 2012	720.4	7.8
June 30, 2012	677.2	11.5
May 31, 2012	622.9	12.5
April 30, 2012	647.2	11.3
March 31, 2012	715.0	12.9

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor, preliminary figure
[3] Source: Hawaii Department of Labor and Industrial Relations
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.